UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2013 (February 25, 2013)

THE SERVICEMASTER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-14762	36-3858106
(State or other Jurisdiction	(Commission File Number)	(I.R.S Employer
of Incorporation)		Identification Number)

860 Ridge Lake Boulevard, Memphis, Tennessee	38120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 597-1400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of ServiceMaster Global Holdings, Inc., the indirect parent of The ServiceMaster Company (“ServiceMaster”), approved a form of an employee performance restricted stock unit agreement to be used when awards of Performance Restricted Stock Units (‘‘P-RSUs’’) are made under the Amended and Restated ServiceMaster Global Holdings, Inc. Stock Incentive Plan and granted 401,506 P-RSU awards to certain officers and associates of ServiceMaster, including grants to the following named executive officers of ServiceMaster in the following amounts: Harry J. Mullany III, 42,307 P-RSUs; David W. Martin, 13,461 P-RSUs; Thomas J. Coba, 19,230 P-RSUs; and Charles M. Fallon, 19,230 P-RSUs.

To the extent ServiceMaster’s internal financial performance target for fiscal 2013 (the “Performance Target”) is met or exceeded, the P-RSUs will vest in three equal installments on the first three anniversaries of the grant date.  If the Performance Target is not met, the P-RSUs will be forfeited.  If the Performance Target is exceeded, the number of P-RSUs granted to each associate, including the named executive officers, will be increased in accordance with the adjustment table adopted by the Committee.  Any increased number of P-RSUs will vest in accordance with the same schedule described above.

The above description of the Employee Performance Restricted Stock Unit Agreement is qualified in its entirety by reference to the complete terms and conditions of the Employee Performance Restricted Stock Unit Agreement, which we will file as an exhibit to our Annual Report on Form 10-K for the year ending December 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2013	THE SERVICEMASTER COMPANY

	By:	/s/ David W. Martin
David W. Martin
Senior Vice President, Interim Chief Financial Officer and Chief Accounting Officer